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                                                                      EXHIBIT 23

                        [COOPERS & LYBRAND LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Meadowbrook Insurance Group, Inc. on Form S-3 (File No. 333-24083) of our report dated March 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Meadowbrook Insurance Group, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is incorporated by reference in this Annual Report on Form 10-K

Coopers & Lybrand LLP


Detroit, Michigan
March 27, 1997